Exhibit 4.6

NONQUALIFIED STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement (“Option Agreement”) is between ATP Oil & Gas Corporation, a Texas corporation (the “Company”), and [NAME] (the “Optionee”).

WITNESSETH:

The Company has heretofore adopted the ATP Oil & Gas Corporation 2010 Stock Plan (the “Plan”) for the purpose of providing employees of the Company and its subsidiaries and Directors and Consultants (both, as defined in the Plan) with additional incentive to promote the success of the business, to increase their proprietary interest in the success of the Company, and to encourage them to remain in the employ and service of the Company and its subsidiaries.

NOW THEREFORE, for and in consideration of these premises it is agreed as follows:

1. Option. Subject to the terms and conditions contained herein, the Company, effective as of [GRANT DATE] (the “Grant Date”), hereby irrevocably grants to Optionee the right and option (“Option”) to purchase from the Company [NUMBER] shares of the Company’s common stock, $0.001 par value (“Common Stock”), at a price of $[PRICE] per share which has been determined to be not less than the fair market value of the Common Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Common Stock shall be determined in accordance with the provisions of the Plan.

2. Option Period. Subject to the earlier expiration of this Option as herein provided, the Option herein granted may be exercised by Optionee in whole or in part for a period of [NUMBER] years from the Grant Date (the “Option Period”) in accordance with the following schedule:

On and After Date	Percentage of Shares Purchasable

[DATE]	%
[DATE]	%
[DATE]	%
[DATE]	%

Notwithstanding the foregoing, upon the occurrence of a Corporate Change (as defined in the Plan), Optionee shall become one hundred percent (100%) vested in all Options previously granted to such Optionee under the Plan and all such Options shall immediately become fully exercisable.

Notwithstanding anything in this Agreement to the contrary, the Committee (as defined in the Plan), in its sole discretion, may waive the foregoing schedule of vesting and upon written notice to the Optionee, accelerate the earliest date or dates on which any of the Options granted hereunder are exercisable.

3. Procedure for Exercise. The Option herein granted may be exercised by written notice by Optionee to the Secretary of the Company (or such other officer or employee of the Company as the Company may designate from time to time) setting forth the number of shares of Common Stock with respect to which the Option is to be exercised accompanied by payment for the shares to be purchased, together with any taxes that are due as a result of exercising the option, and specifying the address to which the certificate for such shares is to be mailed. Payment shall be by means of personal check, cashier’s check, bank draft, money order, or wire transfer payable to the order of the Company, or at the discretion of the Committee, in Common Stock theretofore owned by such

Optionee (or a combination of payment and Common Stock). Notice may also be delivered by fax or e-mail provided that the purchase price of such shares and any taxes due is delivered to the Company on the same day the fax or e-mail is received by the Secretary of the Company. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to Optionee certificates for the number of shares of Common Stock with respect to which such Option has been so exercised. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Optionee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock.

4. Termination of Employment. If Optionee’s employment or service with the Company or its Affiliates is terminated during the Option Period for any reason other than death or Disability (as defined in Section 5), all Options granted hereunder that are exercisable at the date of termination may be exercised for a period of six (6) months after such termination of employment or service unless this Option Agreement should earlier terminate in accordance with its other terms. In no event may any Option be exercised after the end of the Option Period.

5. Death or Disability. If Optionee’s employment or service with the Company or its Affiliates is terminated by his death or Disability, all Options hereunder exercisable at the date of such death or Disability shall be thereafter exercisable by Optionee, his executor or administrator, or the person or persons to whom his rights under this Option Agreement shall pass by will or by the laws of descent and distribution, as the case may be, for a period of one (1) year from the date of Optionee’s death or Disability, unless this Option Agreement should earlier terminate in accordance with its other terms. In no event may any Option be exercised after the end of the Option Period. “Disability” shall mean with respect to the Optionee that in the opinion of a physician selected by the Committee, he is incapable of performing services for the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

6. Transferability. This Option shall not be transferable by Optionee otherwise than by Optionee’s will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by the Optionee. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

7. No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option Agreement until the date of issuance of a certificate for shares of Common Stock purchased pursuant to this Option Agreement. Until such time, Optionee shall not be entitled to dividends or to vote at meetings of the stockholders of the Company. Except as provided in Section 9 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) paid or distributions or other rights granted in respect of any share of Common Stock for which the record date for such payment, distribution or grant is prior to the date upon which the Optionee shall have been issued share certificates, as provided hereinabove.

8. Extraordinary Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a “Fundamental Change”), then thereafter upon any exercise of an Option theretofore granted the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which such Option is then exercisable. Upon the occurrence of a Corporate Change, the Options granted hereunder shall be governed by Paragraph VIII(c) of the Plan and Section 2 of this Option Agreement.

9. Changes in Capital Structure. If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares subject to the Plan or subject to any Options theretofore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate Option price.

10. Compliance With Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under Section 6) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

11. Compliance With Laws. Notwithstanding any of the other provisions hereof, Optionee agrees not to exercise the Option(s) granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option(s) or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority.

12. Withholding of Tax. To the extent that the exercise of the Option granted hereunder or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to the Optionee for federal, state and/or local income tax purposes, the Optionee shall pay to the Company at the time of such exercise or disposition (or such other time as the law permits if the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended) such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if the Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof. Payment of the withholding tax by the Optionee shall be made in accordance with Paragraph X(c) of the Plan.

13. Resolution of Disputes. As a condition of the granting of the Option hereby, the Optionee and his or her heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, his or her heirs and personal representatives.

14. Legends on Certificate. The certificates representing the shares of Common Stock purchased by exercise of an Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

15. Notices. Every notice hereunder shall be in writing and shall be given by registered mail, certified mail, e-mail, fax or hand delivery and in each case other than e-mail with a return receipt requested with acknowledgment by the recipient. All notices of the exercise of any Option hereunder shall be directed to ATP Oil & Gas Corporation, 4600 Post Oak Place, Suite 100, Houston, Texas 77027-9726, Attention: Secretary. Any notice given by the Company to Optionee directed to Optionee’s address on file with the Company shall be effective to bind Optionee and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee’s rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Optionee’s rights or privileges hereunder.

16. Construction and Interpretation. Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 6 hereof, may be transferred, the word “Optionee” shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

17. Agreement Subject to Plan. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

18. Employment or Service Relationship. Employees, Directors or Consultants shall be considered to be in the employment of the Company or in the service of the Company as long as they remain employees or in the service of the Company or an Affiliate. Any questions as to whether and when there has been a termination of such employment or service and the cause of such termination, shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon the Optionee the right to continue in the employ or in the service of the Company, nor shall anything contained herein be construed or interpreted to limit the “employment at will” relationship or the “service at will” relationship between the Optionee and the Company.

19. Status of Stock. The Company has registered for issuance under the Securities Act of 1933, as amended (the “Act”) the shares of Common Stock acquirable upon exercise of this Option, and intends to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of share of Common Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its reasonable efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Optionee (or the person permitted to exercise this Option in the event of Optionee’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Optionee agrees that the share of Common Stock which Optionee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.

20. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee.

21. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.

IN WITNESS WHEREOF, this Option Agreement has been executed as of the date first above written.

ATP OIL & GAS CORPORATION

By:
Name:
Title:

OPTIONEE

By:
Name:

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